UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38785	87-1760117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5801 Tennyson Parkway, Suite 275 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 987-5130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SNAX	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SNAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On October 14, 2021, the Board of Directors (the “Board”) of Stryve Foods, Inc. (the “Company”) expanded the Board to nine members and appointed Gregory S. Christenson and Charles D. Vogt to be directors on the Board, effective immediately. Mr. Christenson was appointed as a Class II director and Mr. Vogt was appointed as a Class I director.

Gregory S. Christenson, age 53, is the Chief Financial Officer of Champion Petfoods and has served there since July 2019, where he leads finance, accounting, tax, legal, treasury, and strategy as well as corporate development. He joined Champion Petfoods from Amplify Snack Brands, Inc. (which was purchased by Hershey in 2018). At Amplify, Mr. Christenson served as the Chief Financial Officer and Executive Vice President, with responsibility for all public company financial and accounting aspects. Prior to his time at Amplify, he served as Chief Financial Officer of The WhiteWave Foods Company (which was purchased by Danone in 2017), as well as the Chief Financial Officer, America Foods and Beverages and Senior Vice President of WhiteWave. While at WhiteWave, he was integral in driving sustained growth in the business, including the acquisition and integration of six companies, selling the company to Danone, generating continued profit improvements, and leading the development and strengthening of its finance, accounting and IT functions. Prior to joining WhiteWave, Mr. Christenson was Chief Financial Officer and Vice President of Oberto Brands from 2011 to June 2013 and was responsible for the finance, accounting, IT, procurement and risk management functions. Before that he spent 14 years at Kraft Foods, Inc. in several financial leadership roles of expanding responsibility across several business units and functions, as well as a number of corporate roles. He spent the first seven years of his career in public accounting, mostly at KPMG. Mr. Christenson holds a Master of Business Administration in Finance from Northeastern University and Bachelor of Science in Accounting from Providence College.

Charles D. Vogt, age 58, is the President, Chief Executive Officer and a director of DZS INC. and has served there since August 2020. Prior to joining DZS INC., Mr. Vogt was the President, Chief Executive Officer and a Director of ATX Networks, a leader in broadband access and media distribution, where he led the company through extensive transformation and growth since February 2018 and remains a member of the board. From July 2013 to January 2018, Mr. Vogt served as President, Chief Executive Officer and a Director of Imagine Communications, where he directed the company through revolutionary change as it evolved its core technology, including large-scale restructuring and rebranding and multiple technology acquisitions as he implemented a disruptive vision and growth strategy. Before joining Imagine Communications, Mr. Vogt was President, Chief Executive Officer and a Director of GENBAND (today known as Ribbon Communications), where he transformed the company from a startup to the industry’s global leader in voice over IP and real-time IP communications solutions. His professional career has also included leadership roles at Taqua (Tekelec), Lucent Technology (Nokia), Ascend Communications (Lucent), ADTRAN, Motorola and IBM. Mr. Vogt received his B.S. in Economics and Computer Science from Saint Louis University.

Mr. Christenson and Mr. Vogt are each independent under the rules of the NASDAQ stock market and will receive the same compensation as the Company’s other non-employee directors. Mr. Christenson will serve on the Audit Committee and Compensation Committee of the Board and Mr. Vogt will serve on the Compensation Committee of the Board.

There are no family relationships between Mr. Christenson and Mr. Vogt and any director or other executive officer of the Company nor are there any transactions between Mr. Christenson or Mr. Vogt or any member of their immediate family, respectively, and the Company or any of its subsidiaries that would be reportable as a related party transaction. Further, there is no arrangement or understanding between Mr. Christenson or Mr. Vogt and any other persons or entities pursuant to which either Mr. Christenson or Mr. Vogt was appointed as a director of the Company.

The Company issued a press release regarding Mr. Christenson and Mr. Vogt being appointed as new directors to the Board, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated October 18, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2021

STRYVE FOODS, INC.

By:	/s/ Joe Oblas
Name:	Joe Oblas
Title:	co-CEO